CONSENT OF INDEPENDENT AUDITORS



Board of Trustees and Shareholders
Evergreen Equity Trust:



We consent to the use of our report dated September 8, 2000 for Evergreen Blue Chip Fund, Evergreen Equity Income Fund (formerly Evergreen Income and Growth
Fund). Evergreen Growth and Income Fund, Evergreen Small Cap Value Fund, Evergreen Utility Fund and Evergreen Value Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "Independent Auditors" in the Statements of Additional Information.

                                            /s/ KPMG

Boston, Massachusetts
November 22, 2000